EXHIBIT 10.1

THE NEW YORK TIMES COMPANY
SAVINGS RESTORATION PLAN
AMENDMENT NO. 2
THIS INSTRUMENT is made as of the 21st day of November, 2011, by the ERISA Management Committee (the “Committee”) of The New York Times Company (the “Company”).
W I T N E S S E T H
WHEREAS, the Company maintains The New York Times Company Savings Restoration Plan, as amended from time to time (the “Plan”), for the benefit of its eligible employees; and
WHEREAS, pursuant to Section 7.2 of the Plan, the Committee is authorized to adopt administrative amendments that do not result in a change of benefits; and
WHEREAS, the Committee desires to amend the Plan, effective January 1, 2011, to clarify the timing of distributions of amounts credited to Participant Accounts after their Termination from Employment;
NOW, THEREFORE, the Plan is hereby amended, effective January 1, 2011, as follows:
1.    Section 4.2 of the Plan is hereby amended by adding the following to the end thereof:

“In the event that a Participant’s Account is credited with an Excess Contribution under Section 3.1 after his Account is distributed to him, such Excess Contribution plus interest thereon shall be paid to the Participant within 90 days following the date on which the Excess Contribution is credited to his Account.”

2.    Section 4.3 of the Plan is hereby amended by adding the following to the end thereof:

“In the event that a Participant dies and his Account is credited with an Excess Contribution under Section 3.1 after his Account is distributed to his Beneficiary, such Excess Contribution plus interest thereon shall be paid to the Participant’s Beneficiary within 90 days following the date on which the Excess Contribution is credited to his Account.”

IN WITNESS WHEREOF, the Committee has caused this Amendment to be executed by a duly authorized member as of the date first set forth above.

ERISA MANAGEMENT COMMITTEE

By:	/s/ R. Anthony Benten
R. Anthony Benten
Chairman

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